EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated January 26, 2005 relating to the consolidated financial statements, which appears in Paligent Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.  We also consent to the reference to us under the heading “Selected Financial Data” in such Form 10-K.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 8, 2005